EXHIBIT 23
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                        CONSENT OF INDEPENDENT ACCOUNTANT




         We consent to the incorporation by reference in the registration statements of Interneuron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730 and 33-94736) and on Form S-3 (33-75826, 33-32408 and
333-1273) of our report dated November 13, 1996 on our audits of the consolidated financial statement of Interneuron Pharmaceuticals, Inc. as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996, which report is included in the Annual Report on Form 10- K of Interneuron Pharmaceuticals, Inc. for the fiscal year ended September 30, 1996.





                                                   /s/ Coopers & Lybrand L.L.P.
                                                   ----------------------------
                                                   Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 16, 1996